As filed with the Securities and Exchange Commission on May 22, 2020

Registration No. 333-78987

Registration No. 333-90444

Registration No. 333-124202

Registration No. 333-136453

Registration No. 333-145150

Registration No. 333-162834

Registration No. 333-168493

Registration No. 333-182878

Registration No. 333-207582

Registration No. 333-214299

Registration No. 333-223258

Registration No. 333-228171

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-78987

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-90444

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-124202

POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-8 REGISTRATION STATEMENT NO. 333-136453

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-145150

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-162834

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-168493

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-182878

POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-8 REGISTRATION STATEMENT NO. 333-207582

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-214299

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-223258

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-228171

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CONMED CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	16-0977505
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification Number)

525 French Road

Utica, New York 13502-5994

(Address of Principal Executive Offices)

CONMED Corporation Amended and Restated 1999 Long-Term Incentive Plan

CONMED Corporation 2006 Stock Incentive Plan

CONMED Corporation Amended and Restated Long Term Incentive Plan

CONMED Corporation Amended and Restated 2015 Long-Term Incentive Plan

CONMED Corporation 2018 Long-Term Incentive Plan

Amended and Restated 2007 Non-Employee Director Equity Compensation Plan of CONMED Corporation

Amended and Restated 2016 Non-Employee Director Equity Compensation Plan

of CONMED Corporation

Amended and Restated 2020 Non-Employee Director Equity Compensation Plan

of CONMED Corporation

CONMED Corporation 2002 Employee Stock Purchase Plan, as amended

CONMED Corporation Amended and Restated 2020 Employee Stock Purchase Plan

Stock Option Inducement Award and Restricted Stock Inducement Award

(Full Title of the Plan)

Daniel S. Jonas, Esq.

CONMED Corporation

525 French Road

Utica, New York 13502-5994

(315) 797-8375

(Name, Address and Telephone Number of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.   ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
See below(1)	N/A	N/A	N/A	N/A

(1)

No additional securities are to be registered, and registration fees were paid upon filing of the original Registration Statements on Form S-8 (Registration Nos. 333-78987, 333-90444, 333-124202, 333-136453, 333-145150, 333-162834, 333-168493, 333-182878, 333-207582, 333-214299, 333-223258 and 333-228171). Therefore, no further registration fee is required.

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

EXPLANATORY NOTE

Reincorporation Merger

On May 22, 2020, CONMED Corporation, a New York corporation (the “Predecessor Registrant”), merged with and into CONMED Corporation, a Delaware corporation and wholly-owned subsidiary of CONMED-New York (the “Registrant”), pursuant to an Agreement and Plan of Merger, dated as of May 21, 2020 (the “Merger Agreement”), with the Registrant continuing as the surviving corporation (the “Reincorporation Merger”). The purpose of the Reincorporation Merger was to change the Predecessor Registrant’s state of incorporation from New York to Delaware. The Merger Agreement was approved by the shareholders of the Predecessor Registrant at the annual meeting of shareholders held on May 21, 2020. At the effective time of the Reincorporation Merger (the “Effective Time”), the Registrant succeeded to the assets, continued the business and assumed the rights and obligations of the Predecessor Registrant immediately prior to the Reincorporation Merger all by operation of law. Unless the context otherwise requires, the terms “CONMED Corporation,” “we,” “our,” “the Company” and “us” refer to the Predecessor Registrant with respect to the period prior to the Effective Time and to the Registrant with respect to the period on or after the Effective Time.

At the Effective Time, pursuant to the Merger Agreement:

•

each outstanding share of the common stock of the Predecessor Registrant, par value $0.01 per share (“Predecessor Common Stock”), automatically converted pro-rata on a one-to-one basis into shares of the common stock of the Registrant, par value $0.01 per share (“Registrant Common Stock”); and

•

each outstanding option to purchase shares of Predecessor Common Stock converted into an option to acquire an equal number of shares of Registrant Common Stock, with no change in the exercise price or other terms or provisions of the option;

Pursuant to Rule 12g-3(a) under the Exchange Act, the shares of common stock of the Registrant, as successor issuer, are deemed registered under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

In addition, at the Effective Time, the Registrant assumed or succeeded to, by operation of law or otherwise, all of the Predecessor Registrant’s obligations under the following plans or agreements (collectively, the “Plans”):

•	CONMED Corporation Amended and Restated 1999 Long-Term Incentive Plan (the “1999 LTIP”);

•	CONMED Corporation 2006 Stock Incentive Plan (the “2006 SIP”);

•	CONMED Corporation Amended and Restated Long Term Incentive (the “A&R LTIP”);

•	CONMED Corporation Amended and Restated 2015 Long-Term Incentive Plan (the “2015 SIP”);

•	CONMED Corporation 2018 Long-Term Incentive Plan (the “2018 LTIP”);

•	Amended and Restated 2007 Non-Employee Director Equity Compensation Plan of CONMED Corporation (the “2007 NEDP”);

•	Amended and Restated 2016 Non-Employee Director Equity Compensation Planof CONMED Corporation (the “2016 NEDP”);

•	CONMED Corporation 2002 Employee Stock Purchase Plan, as amended (the “2002 ESPP”);

•

Stock Option Inducement Award (granted January 2, 2018 to Todd W. Garner outside of the Registrant’s existing equity plans as “employment inducement grants” under NASDAQ Listing Rule 5635(c)(4)) (the “Stock Option Inducement Award”); and

•

Restricted Stock Inducement Award (granted January 2, 2018 to Todd W. Garner outside of the Registrant’s existing equity plans as “employment inducement grants” under NASDAQ Listing Rule 5635(c)(4)) (the “Restricted Stock Inducement Award”).

As of the Effective Time, all equity-based awards with respect to shares of Predecessor Common Stock granted pursuant to the Plans were converted into corresponding equity-based awards with respect to the same number of shares of Registrant Common Stock, in each case, in accordance with the terms of the applicable Plan and any related award agreement and subject to the same terms and conditions applicable to such awards as were in effect prior to the Reincorporation Merger.

These Post-Effective Amendments (collectively, the “Post-Effective Amendments”) to: with respect to the 1999 LTIP, Registration Statement Nos. 333-78987, 333-90444, 333-124202 and 333-162834; with respect to the 2006 SIP, Registration Statement No. 333-136453; with respect to the A&R LTIP, Registration Statement No. 333-182878; with respect to the 2015 LTIP, Registration Statement No. 333-207582; with respect to the 2018 LTIP, Registration Statement No. 333-228171; with respect to the 2007 NEDP, Registration Statement Nos. 333-145150 and 333-168493; with respect to the 2016 NEDP, Registration Statement No. 333-214299; with respect to the 2002 ESPP, Registration Statement No. 333-90444; and with respect to the Stock Option Inducement Award and Restricted Stock Inducement Award, Registration Statement No. 333-223258 (collectively, the “Registration Statements”) are being filed by the Registrant pursuant to Rule 414 under the Securities Act of 1933, as amended (the “Securities Act”), as the successor issuer to the Predecessor Registrant.

In accordance with Rule 414(d) of the Securities Act, except as modified by these Post-Effective Amendments, the Registrant, as successor issuer to the Precedessor Registrant pursuant to Rule 12g-3 of the Exchange Act, hereby expressly adopts the Registration Statements as its own registration statements for all purposes of the Securities Act and the Exchange Act.

Amendment and Restatement of Plans

Additionally, on December 12, 2019, upon the recommendation of the Compensation Committee of the Registrant’s Board of Directors, the Registrant’s Board of Directors unanimously approved the Amended and Restated 2020 Non-Employee Director Equity Compensation Plan of CONMED Corporation (the “2020 NEDP”), which supercedes the 2016 NEDP, as well as the CONMED Corporation Amended and Restated 2020 Employee Stock Purchase Plan (the “2020 ESPP”), which supercedes the 2002 ESPP, in each case, subject to shareholder approval. The Registrant’s shareholders approved the 2020 NEDP and the 2020 ESPP on May 21, 2020.

Under the terms of the 2020 NEDP, effective as of May 21, 2020, no new grants may be issued under the 2016 NEDP, and the Predecessor Common Stock previously registered and authorized for issuance under the 2016 NEDP will be eligible for issuance under the 2020 NEDP to the extent such Predecessor Common Stock remains available for issuance as of May 21, 2020. As of May 21, 2020, there were 64,609 shares of Predecessor Common Stock previously registered and available for issuance under the 2016 NEDP. Accordingly, pursuant to the undertaking in Item 512(a)(1)(iii) of Regulation S-K that the Registrant disclose a material change in the plan of distribution as it was originally disclosed in the Form S-8 Registration Statement No. 333-214299, filed October 28, 2016 (the “Prior NEDP Registration Statement”), the Registrant is filing this Post-Effective Amendment to the Prior NEDP Registration Statement to reflect that, as of May 21, 2020, the Predecessor Common Stock (as converted to Registrant Common Stock in connection with the Reincorporation Merger) available for issuance under the Prior NEDP Registration Statement as described above will no longer be issued under the 2016 NEDP and may instead become available for issuance under the 2020 NEDP.

Likewise, the Predecessor Common Stock previously registered and authorized for issuance under the 2002 ESPP will be eligible for issuance under the 2020 ESPP to the extent such Predecessor Common Stock remains available for issuance as of May 21, 2020. As of May 21, 2020, there were 753,367 shares of Predecessor Common Stock previously registered and available for issuance under the 2002 ESPP. Accordingly, pursuant to the undertaking in Item 512(a)(1)(iii) of Regulation S-K that the Registrant disclose a material change in the plan of distribution as it was originally disclosed in the Form S-8 Registration Statement No. 333-90444, filed June 13, 2002 (the “Prior ESPP Registration Statement”), the Registrant is filing this Post-Effective Amendment to the Prior ESPP Registration Statement to reflect that, as of May 21, 2020, the Predecessor Common Stock (as converted to Registrant Common Stock in connection with the Reincorporation Merger) available for issuance under the Prior ESPP Registration Statement as described above will no longer be issued under the 2002 ESPP and may instead become available for issuance under the 2020 ESPP.

As permitted by Rule 428 under the Securities Act, this registration statement omits the information specified in Part I of Form S-8. The documents containing the information specified in Part I will be delivered to the participants in the plans covered by this registration statement as required by Rule 428(b). Such documents are not being filed with the Commission as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents By Reference

The following documents filed by the Registrant pursuant to the Exchange Act (File No. 001-39218), are hereby incorporated by reference in these Post-Effective Amendments:

(a) The annual report on Form 10-K for the fiscal year ended December 31, 2019, filed with the Securities and Exchange Commission (the “Commission”) on February 24, 2020 (the “2019 Form 10-K”).

(b) The quarterly report on Form 10-Q for the fiscal quarter ended March 31, 2020, filed with the Commission on April 30, 2020.

(c) The current reports on Form 8-K, filed with the Commission on January 29, 2020, February  25, 2020, March  16, 2020, March  20, 2020, April  20, 2020 and May 22, 2020.

(d) The description of the Registrant’s Common Stock contained in its Registration Statement on Form 8-A, filed on February  6, 2020 pursuant to the Exchange Act, as amended by Exhibit 4.1 to the Registrant’s current report on Form 8-K filed on May 22, 2020.

All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act (excluding any information furnished under Item 7.01 or Item 2.02 of any Current Report on Form 8-K) after the date of these Post-Effective Amendments and prior to the filing of a post-effective amendment to the applicable Registration Statement which indicates that all securities offered thereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of these Post-Effective Amendments to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein) modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of these Post-Effective Amendments.

Item 4.	Description of Securities

Not applicable.

Item 5.	Interests of Named Experts and Counsel

The validity of the Registrant Common Stock registered pursuant to the Registration Statements, as modified by these Post-Effective Amendments, shares of which are issuable by the Registrant pursuant to the Plans, is being passed on by Daniel S. Jonas, Executive Vice President – Legal Affairs, General Counsel & Secretary of the Registrant, who is an executive officer of the Registrant.

Item 6.	Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law (the “DGCL”) provides that a corporation may indemnify any current or former director, officer or employee or other individual against expenses, judgments, fines and amounts paid in settlement in connection with civil, criminal, administrative or investigative actions or proceedings, other than a derivative action by or in the right of the corporation, if the director, officer, employee or other individual acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if he or she had no reasonable cause to believe his or her conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses incurred in connection with the defense or settlement of such actions, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s by-laws, disinterested director vote, stockholder vote, agreement or otherwise.

The Registrant’s certificate of incorporation and by-laws require the indemnification of directors and officers to the fullest extent permitted by law, but the by-laws provide that no indemnification is required with respect to any settlement or disposition of a proceeding unless the Registrant has given its prior consent to such settlement/disposition. The Registrant’s by-laws also permits the Registrant to indemnify employees and to advance expenses to any person entitled to indemnification upon request.

Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for (i) any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) payments of unlawful dividends or unlawful stock purchases or redemptions, or (iv) any transaction from which the director derived an improper personal benefit. The Registrant’s certificate of incorporation contains a provision eliminating the personal liability of directors for monetary damages to the fullest extent permitted by law.

Item 7.	Exemption from Registration Claimed

Not applicable.

Item 8.	Exhibits

Exhibit No.	Description

3.1	Certificate of Incorporation of CONMED Corporation, a Delaware corporation (incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K, filed on May 22, 2020).

3.2	By-laws of CONMED Corporation, a Delaware corporation (incorporated by reference to Exhibit 3.2 of the Registrant’s Current Report on Form 8-K, filed on May 22, 2020).

4.1	CONMED Corporation Amended and Restated 1999 Long-Term Incentive Plan (incorporated by reference to Exhibit 4.3 of the Company’s Registration Statement on Form S-8 on November 3, 2009).

4.2	CONMED Corporation 2006 Stock Incentive Plan (incorporated by reference to Exhibit 4.3 of the Registrant’s Form S-8 filed on August 8, 2006).

4.3	CONMED Corporation Amended and Restated Long Term Incentive Plan (incorporated by reference to Exhibit 4.3 of the Company’s Registration Statement on Form S-8 on July 27, 2012).

4.4	CONMED Corporation Amended and Restated 2015 Long-Term Incentive Plan (incorporated by reference to Exhibit 4.3 of the Registrant’s Form S-8 filed on October 23, 2015).

4.5	CONMED Corporation 2018 Long-Term Incentive Plan (incorporated by reference to Exhibit 4.3 of the Registrant’s Form S-8 filed on November 5, 2018).

4.6	Amended and Restated 2007 Non-Employee Director Equity Compensation Plan of CONMED Corporation (Incorporated by reference to Exhibit 4.3 of the Company’s Registration Statement on Form S-8 on August 3, 2010).

Exhibit No.	Description

4.7	Amended and Restated 2016 Non-Employee Director Equity Compensation Plan of CONMED Corporation (incorporated by reference to Exhibit 4.3 of the Registrant’s Form S-8 filed on October 28, 2016).

4.8	Amended and Restated 2020 Non-Employee Director Equity Compensation Plan of CONMED Corporation (incorporated by reference to Exhibit D of the Registrant’s Proxy Statement on Schedule 14A filed on April 10, 2020).

4.9	CONMED Corporation 2002 Employee Stock Purchase Plan (incorporated by reference to Exhibit A of the Registrant’s Proxy Statement on Schedule 14A filed on April 17, 2002).

4.10	Amendment to CONMED Corporation’s 2002 Employee Stock Purchase Plan (Incorporated by reference to Exhibit 10.11 of the Company’s Annaul Report on Form 10-K for the year ended December 31, 2005).

4.11	CONMED Corporation Amended and Restated 2020 Employee Stock Purchase Plan (incorporated by reference to Exhibit E of the Registrant’s Proxy Statement on Schedule 14A filed on April 10, 2020).

4.12	January 2, 2018 Stock Option Inducement Award (incorporated by reference to Exhibit 4.3 of the Registrant’s Form S-8 filed on February 27, 2018).

4.13	January 2, 2018 Restricted Stock Unit Inducement Award (incorporated by reference to Exhibit 4.4 of the Registrant’s Form S-8 filed on February 27, 2018).

5.1*	Opinion of Daniel S. Jonas, Esq. Executive Vice President – Legal Affairs, General Counsel & Secretary of CONMED Corporation, a Delaware corporation.

23.1*	Consent of Daniel S. Jonas, Esq. (included in the opinion filed as Exhibit 5.1 hereto).

23.2*	Consent of PricewaterhouseCoopers LLP.

24.1*	Powers of Attorney (included on signature page).

*	Filed herewith

Item 9.	Undertakings

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statements:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statements (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statements;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statements or any material change to such information in the Registration Statements;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statements.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statements shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES OF CONMED CORPORATION

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Utica, State of New York on this 22nd day of May, 2020.

CONMED Corporation, a Delaware corporation

By:	/s/ Daniel S. Jonas
	Name:	Daniel S. Jonas, Esq.
	Title:	Executive Vice President – Legal Affairs, General Counsel and Secretary

KNOW ALL MEN BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Daniel S. Jonas, Esq. his true and lawful attorney-in-fact and agent with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to these Post-Effective Amendments, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, these Post-Effective Amendments have been signed by the following persons in the indicated capacities on this 22nd day of May, 2020.

Name	Title

/s/ Curt R. Hartman
Curt R. Hartman	President, Chief Executive Officer and Chairman

/s/ Todd W. Garner
Todd W. Garner	Executive Vice President and Chief Financial Officer

/s/ Terence M. Bergé
Terence M. Bergé	Vice President and Corporate Controller

/s/ David Bronson
David Bronson	Director

/s/ Brian P. Concannon
Brian P. Concannon	Director

/s/ LaVerne Council
LaVerne Council	Director

/s/ Charles M. Farkas
Charles M. Farkas	Director

Name	Title

/s/ Martha Goldberg Aronson
Martha Goldberg Aronson	Director

/s/ Jerome J. Lande
Jerome J. Lande	Director

/s/ Barbara J. Schwarzentraub
Barbara J. Schwarzentraub	Director

/s/ Mark E. Tryniski
Mark E. Tryniski	Director

/s/ Dr. John L. Workman
Dr. John L. Workman	Director